Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Retrospettiva, Inc.

We have audited the accompanying balance sheet of Ammo, Inc. (formerly Retrospettiva, Inc.), as of December 31, 2016, and the related statements of operations, shareholders' (deficit), and cash flows for each of the two years in the period ended December 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ammo, Inc. (formerly Retrospettiva, Inc.) as of December 31, 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company has no business operations, has recurring losses, and has negative working capital and shareholders' deficits at December 31, 2016, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SCHUMACHER & ASSOCIATES, INC.
SCHUMACHER & ASSOCIATES, INC.

Littleton, Colorado
 March 14, 2017

AMMO, INC.
BALANCE SHEETS

	December 31, 2016	December 31, 2015

ASSETS

Current assets:
Cash	-	-
Total current assets	$-	$-

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Accounts payable	$575	$3,904
Accrued expenses	-	3,375
Advances payable - officer	-	6,934
Notes payable - stockholders	-	198,266
Accrued interest – stockholders	-	106,336
Stock Issuance liability	625,000	-
Total current liabilities	625,575	318,815

Total Liabilities	625,575	318,815

Commitments and contingencies (Notes 1, 2, 3,5,6,7 and 8)

Stockholders' (deficit):
Preferred stock - no par value, authorized 1,000,000 shares:
No shares issued or outstanding	-	-
Common stock - .001 par value, 100,000,000 shares authorized:
577,056 shares issued and outstanding	577	577
Additional paid-in capital	7,165,790	7,139,062
Accumulated deficit	(7,791,942)	(7,458,454)
Total stockholders' (deficit)	(625,575)	(318,815)

Total liabilities and stockholders' (deficit)	-	$0.00

The accompanying notes are an integral part of these financial statements.

AMMO, INC.
 STATEMENTS OF OPERATIONS
for the two years ended December 31, 2016 and 2015

	2016	2015

Revenues	$-	$-

Expenses:
General and administrative:

Accounting and legal	6,725	1,243
Investor relations	4,315	2,127
Total expenses	11,040	3,370

Operating (loss)	(11,040)	(3,370)

Other income (expense):
Financing Expense	(306,304)
Franchise Tax fees	(2,050)	(800)
Interest (expense)	(14,094)	(15,861)
	(322,448)	(16,661)

Net income (loss)	$(333,488)	$(20,031)

Net (loss) per common share:
Basic and Diluted	$(0.58)	$(0.03)

Weighted average shares outstanding:
Basic and Diluted	577,056	577,056

The accompanying notes are an integral part of these financial statements.

AMMO INC.
STATEMENTS OF CASH FLOWS
for the two years ended December 31, 2016 and 2015,

	2016	2015

Cash flows from operating activities:
Net income (loss)	$(333,488)	$(20,031)
Adjustments to reconcile net (loss) to net cash
used by operating activities:
Finance expense	306,304	-
Changes in operating assets and liabilities:
Accounts payable	(3,329)	1,850
Accrued expenses	(3,375)	800
Accrued interest	14,094	15,861
Total adjustments	313,694	18,511

Net cash (used in) operating activities	(19,794)	(1,520)

Cash flows from investing activities:
Net cash (used in) investing activities	-	-

Cash flows from financing activities:
Additional Paid in Capital	19,794	1,520
Net cash provided by financing activities	19,794	1,520

Net increase in cash and equivalents	-	-

Cash and equivalents at beginning of year	-	-

Cash and equivalents at end of year	$-	$-

Supplemental Cash Flow Information
Interest paid	$-	$-
Income taxes paid	$-	$-

Supplemental disclosure of Non Cash Transactions:
Cancellation of debt	$(318,696)	$-
Issuance of stock at a discount	$625,000	$-

The accompanying notes are an integral part of these financial statements.

AMMO, INC.
 STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)
for the period from January 1, 2015 to December 31, 2016

			Additional		Total
	Common Stock		Paid - in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	(Deficit)

Balance, January 1,2015	577,056	$577	$7,137,542	$(7,438,423)	$(300,304)

Additional paid in capital			1,520		1,520
Net (loss)	-	-		(20,031)	(20,031)
Balance, December 31, 2015	577,056	577	7,139,062	(7,458,454)	(318,815)

Additional paid in capital	-	-	19,794	-	19,794
Forgiveness of payable	-	-	6,934	-	6,934
Net (loss)	-	-	-	(333,488)	(333,488)
Balance, December 31, 2016	577,056	$577	$7,165,790	$(7,791,942)	$(625,575)

The accompanying notes are an integral part of these financial statements

AMMO, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2016

1.     Overview and Summary of Significant Accounting Policies

Organization and description of business:    Ammo, Inc. (formerly Retrospettiva, Inc.) (The "Company") was organized under the laws of the State of California in November, 1990 to manufacture and import textile products, including both finished garments and fabrics. The Company's manufacturing facilities and inventories were primarily located in Europe.  The Company ceased operations in 2001 and has been inactive since 2002.  Effective August 2, 2004, the Company was terminated, by administrative action of the State of California as a result of non-filing of required documents with the State of California.  Effective February 15, 2007, the Company reinstated its charter. The Company was again terminated and then reinstated effective December 2016.

Effective October 11, 2006 (commencement of the development stage) efforts commenced to revive the Company.  Legal counsel was hired to address litigation involving the Company and activities were undertaken to prepare and file delinquent tax and financial reports.  Furthermore, a financial judgment against the Company dating back to 2002 was addressed and a final settlement was reached in October, 2007.  The Company filed various delinquent reports to become current in its reporting obligations to the Securities and Exchange Commission ("SEC") and various taxing authorities.

On December 15, 2016, the Company's majority shareholders sold 475,679 (11,891,976 pre-split) of their outstanding shares to an individual resulting in a change in control of the Company.
On December 15, 2016, the Company, accepted the resignation of Borivoje Vukadinovic as the sole Officer and as a member of the Company's Board of Directors.  On December 15, 2016, Mr. Fred W. Wagenhals ("Mr. Wagenhals") was appointed as sole Officer and the sole member of the Company's Board of Directors.
On December 15, 2016, the Company's sole Director, in conjunction with the corporate actions referenced herein approved the following: (i) to change its name from The Company, Inc. to AMMO, Inc., and (ii) a change to the Company's OTC trading symbol.
On December 15, 2016, the Company's sole Director approved a 1-for-25 reverse stock split ("Reverse Split") of the issued and outstanding shares of Common Stock of the Company.  As a result of the Reverse Split, the current 14,425,903 issued and outstanding shares of Common Stock shall represent 577,056 post Reverse Split shares; no shareholder shall be reversed below 100 shares and any and all fractional shares resulting from the Reverse Split shall be rounded up to the next whole share. All references to the outstanding stock have been retrospectively adjusted to reflect this split.
On December 15, 2016, the Company's sole Director approved an agreement and plan of merger to re-domicile and change the Company's state of incorporation from California to the State of Delaware and to carry out a continuance of our company from the State of California to the State of Delaware.
On December 30, 2016, we filed articles of merger with the California Secretary of State to effect the domicile change to the State of Delaware and we filed a Certificate of Merger with the Delaware Secretary of State to effect the domicile change to the State of Delaware.
In conjunction with the domicile change, our Director adopted a new certificate of incorporation under the laws of the State of Delaware to increase our authorized number of shares of common stock from 15,000,000 to 100,000,000 shares of common stock, with a par value of $0.001.

The Company intends to evaluate, structure and complete a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships.  The Company may seek to acquire a controlling interest in such entities in contemplation of later completing an acquisition.

Revenue Recognition:    The Company has not generated any revenues during the years ended December 31, 2016 and 2015.  It is the Company's policy that product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable, and collectability is reasonably assured.

Cash and Cash Equivalents:    The Company considers cash in banks, deposits in transit, and highly liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents.

Per Share Amounts:    Basic earnings (loss) per share is computed by dividing net loss by the weighted average number of common shares outstanding during each period.  Diluted earnings (loss) per share reflects the potential dilution that could occur if potentially dilutive securities are converted into common shares.  Potentially dilutive securities, such as stock options and warrants, are excluded from the calculation when their inclusion would be anti-dilutive, such as periods when a net loss is reported or when the exercise price of the instrument exceeds the fair market value.

Income Taxes:     Income taxes are recorded in accordance with Statement of Financial Accounting Standards (SFAS) ASC 740, Accounting for Income Taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes and the effect of net operating loss carry-forwards.  Deferred tax assets are evaluated to determine if it is more likely than not that they will be realized.  Valuation allowances have been established to reduce the carrying value of deferred tax assets in recognition of significant uncertainties regarding their ultimate realization.  Further, the evaluation has determined that there are no uncertain tax positions required to be disclosed.

Use of Estimates:    The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.  Estimates that are critical to the accompanying financial statements include the identification and valuation of assets and liabilities, valuation of deferred tax assets, and the likelihood of loss contingencies.  Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results could differ from these estimates.  Estimates and assumptions are revised periodically and the effects of revisions are reflected in the financial statements in the period it is determined to be necessary.

Fair Value of Financial Instruments:    ASC 825, "Disclosures About Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments.  ASC 820, "Fair Value Measurements" defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2016 and 2015

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values.  These financial instruments include accounts payable, advances payable, accrued liabilities, stock issuance liability and notes payable.  Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.

Concentrations:    The Company is not currently a party to any financial instruments that potentially subject it to concentrations of credit risk.

Recently Issued Accounting Standards Updates.    The Company evaluates the pronouncements of various authoritative accounting organizations, primarily the Financial Accounting Standards Board ("FASB"), the SEC, and the Emerging Issues Task Force ("EITF"), to determine the impact of new pronouncements on US GAAP and the impact on the Company.

There were various accounting standards updates recently issued, most of which represented technical corrections to the accounting literature or were applicable to specific industries.  None of the recent updates are expected to have a material impact on the Company's financial position, operations, or cash flows.

2.     Going Concern

The Company's financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business.  However, the Company has recurring losses, has negative working capital, and has a total stockholders' deficit.  The Company does not currently have any revenue generating operations.  These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meets its financial requirements, raise additional capital, and the success of its future operations.  The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

Management has opted to file the Company's periodic financial reports with the Securities and Exchange Commission (SEC) and to seek potential candidates for a merger, acquisition, or similar transaction.  Our plan is to evaluate prospects, structure a transaction, and ultimately combine with another entity.  Management believes that this plan provides an opportunity for the Company to continue as a going concern.

3.     Income Taxes

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss (NOL) carryforwards. The net operating loss carryforwards, if not used, will expire in various years through 2036, and are severely restricted as per the Internal Revenue code if there is a change in ownership. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forwards. Net operating loss carryforwards may be further limited by other provisions of the tax laws.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:
Period Ending	Estimated NOL Carry-forward	NOL Expires	Potential Tax Benefit from NOL	Valuation Allowance	Change in Valuation Allowance	Net Tax Benefit
December 31, 2016	$300,000	Various	$67,950	$(67,950)	$--	$--
December 31, 2015	$300,000	Various	$67,950	$(67,950)	$--	$--

Income taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating loss carryforward	(15.00%)
State tax (benefit) net of federal benefit	(7.65%)
Deferred income tax valuation allowance	22.65%
Actual tax rate	0%

The Company also is obligated to pay franchise taxes and related fees to the State of California.  At December 31, 2016, accrued and unpaid franchise taxes and related fees were -0- as the Company had paid in full and was restored to good standing.

4.     Capital Stock

Preferred Stock    The Company has authorized 1,000,000 shares of no par value preferred stock.  These shares may be issued in series with such rights and preferences as may be determined by the Board of Directors.  The Company has not issued any preferred shares.

Common Stock     The Company has authorized 100,000,000 shares of common stock with a par value of $0.001.    As of December 31, 2016, there were 14,425,903 shares issued and outstanding. Effective February 3, 2017, the Company effected a 1 for 25 reverse stock split of its common stock, resulting in a reduction of its outstanding shares to 577,056. All references to outstanding stock have been retroactively adjusted to reflect this split.

5.     Notes Payable - Stockholders

Effective July 2, 2007, the Company entered into a note payable agreement with a related party that provided for borrowings up to the principal amount of $64,871.  The note was uncollateralized and bears interest at an annual rate of 8%.  The Company issued 945,987 shares of its common stock as additional consideration for the note payable.  As of December 31, 2015, the outstanding balance of the note payable was $64,871.  The original due date of June 30, 2008 was extended to June 30, 2009, and effective June 30, 2009, the stockholder agreed to modify the terms of the note to make it due on demand.

Effective November 14, 2007, the Company entered into a revolving convertible loan agreement with the President and a stockholder.  The agreement provided for borrowings up to the principal amount of $133,333.  The note was due on demand, was uncollateralized, bears interest at an annual rate of 8%, and was convertible into restricted common stock at $0.10 per share.  The Company issued 10,000,000 shares of its common stock as additional consideration for the note payable.  The stock was valued at $10,000 and the Company recorded the $10,000 expense as financing costs of $1,971 and consulting fees of $8,029.  As of December 31, 2015, outstanding borrowings under the agreement totaled $133,395

The Company accrued interest expense of $14,094 and $15,861 on the two notes payable to stockholders during 2016 and 2015 respectively.

 On December 14, 2016, the Company owed $318,696 in related party debt and related accrued interest payable. On December 14, 2016 two shareholders of the Company entered into an agreement to sell 475,679 (11,891,976 pre-split) shares of the Company's common stock, which they owned, to an unrelated party, and ceded control of the Company.  As part of this transaction they assigned the related party debt and related accrued interest totaling $318,696. In conjunction with this transaction, an unrelated third party provided $25,000 to the Company for the change of control transaction, by acquiring and agreeing to forgive the $318,696 debt, and in exchange the Company agreed to issue unrelated third party 500,000 shares post-split restricted common shares, after the 1-for-25 reverse stock split.  The stock price on the date of the agreement was $0.05 and the fair value of this stock adjusted for post-split pricing would be $1.25, with a total fair value of $625,000. This amount was recognized as stock issuance liability at December 31, 2016 since the stock was not issued until March 2017. Based on the substance of the nature of the transactions being interrelated, the gain on the settlement of debt of $318,696 was offset with the issuance expense of $625,000 to provide for the net expense, shown as financing expense, of $306,304.

6.     Related Party Transactions

The Company's former President periodically advanced funds to the Company so that it could meet its financial obligations.  In December 2016, the President converted $6,934 into additional paid in capital. In addition, during 2016 and 2015, two stockholders advanced $19,794 and $1,520 respectively to the Company. These advances were recorded as additional paid in capital.

The Company uses the offices of its President for its minimal office facility needs for no consideration.  No provision for these costs has been provided since it has been determined that they are immaterial.

7.       Change of Control
On December 14, 2016 two shareholders of the Company entered into an agreement to sell 475,679 (11,891,976 pre-split) shares of the Company's common stock, which they owned, to an unrelated party, and ceded control of the Company.  As part of this transaction they assigned the related party debt and related accrued interest totaling $318,696.

In conjunction with this transaction, an unrelated third party provided $25,000 to the Company for the change of control transaction, by acquiring and agreeing to forgive the $318,696 debt, and in exchange the Company agreed to issue the unrelated third party 500,000 post-split restricted common shares, after the 1-for-25 reverse stock split.  The stock price on the date of the agreement was $0.05 and the fair value of this stock adjusted for post-split pricing would be $1.25, with a total fair value of $625,000. This amount was recognized as stock issuance liability at December 31, 2016 since the stock was not issued until March 2017. Based on the substance of the nature of the transactions being interrelated, the gain on the settlement of debt of $318,696 was offset with the issuance expense of $625,000 to provide for the net expense, shown as financing expense, of $306,304.

 8.     Subsequent Events
The following corporate actions went effective on February 3, 2017:
On December 15, 2016, the Company's sole Director, in conjunction with the corporate actions referenced herein approved the following: (i) to change its name from The Company, Inc. to AMMO, Inc., and (ii) a change to the Company's OTC trading symbol.
On December 15, 2016, the Company's sole Director approved a 1-for-25 reverse stock split ("Reverse Split") of the issued and outstanding shares of Common Stock of the Company.  As a result of the Reverse Split, the current 14,425,903 issued and outstanding shares of Common Stock shall represent 577,056 post Reverse Split shares; no shareholder shall be reversed below 100 shares and any and all fractional shares resulting from the Reverse Split shall be rounded up to the next whole share. All references to outstanding stock have been retroactively adjusted to reflect this split.
On December 15, 2016, the Company's sole Director approved an agreement and plan of merger to re-domicile and change the Company's state of incorporation from California to the State of Delaware and to carry out a continuance of our company from the State of California to the State of Delaware.
On December 30, 2016, we filed articles of merger with the California Secretary of State to effect the domicile change to the State of Delaware and we filed a Certificate of Merger with the Delaware Secretary of State to effect the domicile change to the State of Delaware.
In conjunction with the domicile change, the Company's sole Director adopted a new certificate of incorporation under the laws of the State of Delaware to increase our authorized number of shares of common stock from 15,000,000 to 100,000,000 shares of common stock, with a par value of $0.001.
On January 3, 2017 the Company and Ammo, Inc. a private Delaware corporation (Ammo), executed a binding letter of intent (LOI) whereby the Company and Ammo will execute a Plan of Merger Agreement in which the Company will acquire 100% of Ammo in exchange for up to 18,000,000 post-split shares of common stock of the Company.  As of the date of this filing, the Company is still in due diligence stages and has no plans to finalize the transaction until the completion of the due diligence stage and final documentation.
On February 3, 2017, the Financial Industry Regulatory Authority ("FINRA") approved: (i) the Company's name change to AMMO, Inc.; and (ii) the plan of merger to re-domicile and change the Company's state of incorporation from California to the State of Delaware and to carry out a continuance of our company from the State of California to the State of Delaware; and (iii) the 1-for-25 Reverse Split of the issued and outstanding shares of Common Stock of the Company.  Additionally, the Company's ticker symbol changed from "RTRO" to "POWW" on February 20, 2017.